UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the securities exchange act of 1934

Date of Report (Date of earliest event reported): November 12, 2021

INNOVAGE HOLDING CORP.

(Exact name of registrant specified in its charter)

Delaware	001-40159	81-0710819
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8950 E. Lowry Boulevard Denver, CO (Address of principal executive offices)	80230 (Zip Code)

(844) 803-8745

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INNV	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2021, InnovAge Holding Corp. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Patrick Blair as President of the Company, reporting directly to the Board, effective December 1, 2021.

Mr. Blair, age 50, joins the Company from BAYADA Home Health Care, where he was the Group President responsible for overall quality and financial performance of the Home Health, Hospice and Personal Care businesses. Mr. Blair joined BAYADA in August 2020. Prior to BAYADA, Mr. Blair was Senior Vice President for Commercial Business Segments at Anthem, Inc., one of the nation’s largest and most diversified health benefit providers. There, he led the Individual, Small Group and Large Group business segments where he was responsible for driving profitable growth. During his tenure at Anthem, Inc., he also served as Chief Marketing Officer. Mr. Blair was with Anthem, Inc. from December 2012 to July 2020. Prior to that, Mr. Blair was with Amerigroup Corporation from 2004 to December 2012 and served in a number of leadership roles, including Chief Marketing and Business Development Officer and Chief Executive Officer of Specialty Products. Mr. Blair started his career at Ernst & Young LLP and Deloitte Consulting serving the nation’s leading provider and payer healthcare organizations.

In connection with his appointment, Mr. Blair and the Company entered into an employment agreement, effective December 1, 2021 (the “Employment Agreement”). Pursuant to the Employment Agreement, in his role as President, Mr. Blair will initially oversee the following functional areas: all center operations and employees, clinical, human capital, technology, sales and marketing, and center development functions. Mr. Blair is expected to assume additional responsibilities over time, as set forth in the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Blair (i) will receive an annual base salary in the amount of $750,000; (ii) will be eligible to receive a discretionary annual bonus targeted at 100% of his base salary, payable at the discretion of the Board based on the Company’s performance; (iii) will receive a one-time cash sign-on bonus in the amount of $600,000 to compensate him for a foregone annual bonus due from his prior employer; (iv) was granted an award of options (the “Option Award”) with respect to a number of shares of Company common stock (“Common Stock”) equal to the quotient of (A) $10.5 million and (B) the closing price of a share of Common Stock on November 10, 2021; and (v) was granted an award of restricted stock units (the “RSU Award”), with respect to a number of shares of Common Stock equal to the quotient of (A) $3.5 million and (B) the closing price of a share of Company common stock on November 10, 2021. The Option Award and the RSU Award are subject in all respects to the terms of the Company’s 2021 Omnibus Incentive Plan, and Mr. Blair’s entitlement to the Option Award and the RSU Award is contingent on his commencement of employment with the Company in accordance with the Employment Agreement. 41⅔% of each of the Option Award and the RSU Award is subject to time-vesting; 41⅔% of each of the Option Award and the RSU Award will vest if, and only if, the price of a share of Common Stock equals or exceeds $15.00 per share; and 16⅔% of each of the Option Award and the RSU Award will vest if, and only if, the price of a share of Common Stock equals or exceeds $21.00 per share, all as set forth in the Employment Agreement.

The Employment Agreement provides that, upon a termination of Mr. Blair’s employment by the Company without “cause” (and not due to his death or “disability”) or by Mr. Blair for “good reason,” each as defined therein, subject to Mr. Blair’s execution, delivery and non-revocation of a general release in favor of the Company, in addition to payment of any base salary earned but not paid, pay in lieu of accrued but unused paid-time-off, reimbursement of any unreimbursed business expenses, and payment of any annual bonus earned but not yet paid, Mr. Blair will be entitled to severance. Severance will consist of (i) 24 months of continued base salary payments, (ii) an amount equal to two times his target annual bonus, payable in equal installments over the 24-month post-termination period, and (iii) continued healthcare coverage under the Company’s plan, at the Company’s cost, for 18 months post-termination.

There are no arrangements or understandings between Mr. Blair and any other person pursuant to which Mr. Blair was appointed as President of the Company. Mr. Blair does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Blair and the Company.

The foregoing is not a complete description of Mr. Blair’s Employment Agreement and is qualified by reference to the full text and terms of the Employment Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of a press release announcing Mr. Blair’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit#	Description

10.1	Employment Agreement, effective December 1, 2021, by and between InnovAge Holding Corp. and Patrick Blair

99.1	Press Release of InnovAge Holding Corp., dated November 12, 2021

104	Cover Page Interactive Data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2021
INNOVAGE HOLDING CORP.

	By:	/s/ Barbara Gutierrez
Name: Barbara Gutierrez
Title: Chief Financial Officer